WAIVER, CONSENT AND SECOND AMENDMENT TO LOAN AGREEMENT

     THIS WAIVER, CONSENT AND SECOND AMENDMENT (this "Amendment") is entered into as of December 12, 2000, among Starcraft Automotive Group, Inc. ("SAG"), an Indiana corporation, National Mobility Corporation ("NMC"), an Indiana corporation, Starcraft Corporation ("SC"), an Indiana corporation, and Imperial Automotive Group, Inc. ("IAG"), an Indiana corporation, (SAG, NMC, SC and IAG are each individually a "Company", and collectively "Companies"), and Foothill Capital Corporation, a California corporation ("Lender").

     WHEREAS, Companies and Lender are parties to a Loan and Security Agreement dated as of November 20, 1998 (as amended from time to time, the "Loan Agreement"); and

     WHEREAS, Companies have requested that Lender (i) waive certain Events of Default under the Loan Agreement, (ii) consent to (A) the incurrence by SC of a loan in an amount not to exceed $1,500,000 in favor of Tecstar, LLC pursuant to that certain subordinated note dated December 12, 2000 (the "Subordinated Note") executed by SC in favor of Tecstar, LLC (the "Tecstar Loan") and (B) the grant by SC to Tecstar, LLC of a first priority security interest in two and one half (2.5) units of Tecstar, LLC to secure the Tecstar Loan (the "Tecstar Lien") pursuant to that certain pledge agreement dated as of December 12, 2000 (the "Tecstar Pledge Agreement") executed by SC in favor of Tecstar, LLC and (iii) amend the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

     2. Waivers.  Borrowers  have notified  Lender that  Borrowers have breached
Section 7.20(a) of the Loan Agreement for the fiscal quarter ended October 1, 2000 and Section 7.20(b) for the fiscal quarters ended July 2, 2000 and October 1, 2000, resulting in Events of Default under subsection 8.2 of the Loan Agreement (the "Existing Events of Default").

     In reliance upon the representations and warranties of Borrowers set forth in section 7 below and subject to the satisfaction of the conditions set forth in section 6 below, Lender hereby waives the Existing Events of Default and any rights and remedies that are available to Lender under the Loan Agreement, the other Loan Documents or applicable law in respect thereof. Except as set forth hereinabove, the foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, (b) a waiver of any other breach of, or any other Event of Default under, the Loan Agreement or any other Loan Document or (c) a waiver, release or limitation upon the exercise by the Lender of any of its rights, legal or equitable, under the Loan Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

     3. Consent. Subject to the conditions to effectiveness set forth in Section 6 below, Lender hereby consents to the incurrence by SC of the Tecstar Loan and the granting by SC of the Tecstar Lien, provided, that the Tecstar Loan is subordinated to the Obligations on terms and conditions satisfactory to Lender. This consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable, hereunder, except as to the matters to which Lender herein expressly consents. Except as set forth herein, Lender reserves any and all rights and remedies which it has had, has or may have under the Loan Agreement.

     4. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Loan Agreement is hereby amended as follows:

     (a) The definition of the term "Change of Control" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "Change of Control" shall be deemed to have occurred at such time as (i) a "person" or "group, other than Kelly Rose" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), excluding Kelly Rose, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of any Company entitled to vote in the election of directors; or (ii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) which includes Kelly Rose becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 49% of the total voting power of all classes of stock then outstanding of any Company entitled to vote in the election of directors.

     (b) A new definition of the term "Collateral Letters of Credit" is hereby inserted into Section 1.1 of the Loan Agreement, in the appropriate alphabetical order, as follows:

                  "Collateral Letters of Credit" means those certain letters of credit, each in the face amount of not less than $750,000 issued in favor of Lender by an issuer satisfactory to Lender, substantially in the form of Exhibit L-1.

     (c) The definition of the term "EBITDA" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "EBITDA" means, for any period, the consolidated net income of SC (including Tecstar, LLC) for such period (exclusive of extraordinary gains and losses), plus interest, taxes, depreciation and amortization deducted in determining such net income for such period.

     (d) The  definition of the term  "Maximum  Revolving  Amount"  contained in
Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "Maximum   Revolving   Amount"  means   $14,000,000  less  the
         outstanding principal amount of the Term Loan.

     (e) The  definition  of the term  "Tecstar  Loan  Agreement"  contained  in
Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "Tecstar Loan Agreement" means that certain Loan and Security Agreement dated as of December 12, 2000 between Tecstar, LLC and Foothill.

     (f) Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrowers in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                    (v) the lesser of (i) 85% of Eligible Accounts of Borrowers, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrowers' Collections with respect to Accounts of Borrowers for the immediately preceding 60 day period, plus

                    (w) the lower of (i) $6,000,000, and (ii) the sum of (A) the lower of (1) 75% of the value of the Eligible Inventory consisting of uncut chassis owned by a Borrower and (2)
               $3,000,000, and (B) the lower of (1) 75% of the value of the Eligible Inventory consisting of finished goods, and (2) 80% of the orderly liquidation value (as determined by an appraiser and an appraisal methodology acceptable to Foothill) of the Eligible Inventory consisting of finished goods, plus

                    (x) the lowest of (i) $3,000,000, (ii) the sum of 35% of the value of the Eligible Inventory consisting of raw materials and 10% of the Additional Raw Material Availability Amount, and (iii) 80% of the orderly liquidation value (as determined by an appraiser and an appraisal methodology acceptable to Foothill) of the Eligible Inventory consisting of raw materials, plus

                    (y) the  aggregate  undrawn  face  amount of the  Collateral
               Letters of Credit not to exceed $1,500,000, minus

                    (z) the aggregate amount of reserves, if any, established by
               Foothill under Section 2.1(b);

         provided, that the aggregate Advances outstanding predicated on the availability described in clauses (w) and (x) above shall not exceed 160% of the amount of availability created under clause (v) above at any time.

     (g) A new Section 2.1(e) is added to the Loan Agreement as follows:

               (e) Foothill may draw upon the Collateral Letters of Credit upon the earlier of (A) the occurrence of an Event of Default and (B) at any time within 60 days of the expiration date of the Collateral Letters of Credit. All proceeds in respect of the Collateral Letters of Credit may be applied by Foothill to the Obligations in such order and manner as Foothill shall elect. At the request of the Borrowers, Foothill shall return the Collateral Letters of Credit to Borrowers provided, that (A) no Event of Default exists or would be caused thereby and (B) after the return of the Collateral Letters of Credit, Excess Availability shall be not less than $500,000.

     (h) Section 2.6(d) of the Loan Agreement is hereby amended to delete reference to "7%" in the first sentence thereof, and to substitute therefor a reference to "6%."

     (i) Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

          3.4  Term; Automatic Renewal.

                           This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Foothill and shall continue in full force and effect for a term ending on the date (the
         "Renewal Date") that is five years from the Closing Date and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either Borrowers or Foothill may terminate this Agreement effective on the Renewal Date or on any one year anniversary of the Renewal Date by giving the other parties at least 90 days prior written notice; provided, that Borrowers may not terminate this Agreement unless contemporaneously therewith the Tecstar Loan Agreement is terminated. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     (j) Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

          3.6  Early Termination by Borrowers.

               The  provisions  of Section  3.4 that allow  termination  of this
          Agreement by Borrowers only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrowers have the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (a) 2% of the Maximum Amount if such termination occurs on or before the fourth anniversary of the date hereof, and (b) 1% of the Maximum Amount if such termination occurs after the fourth anniversary of the date hereof but on or before the fifth anniversary of the date hereof or 1% after the fifth anniversary of the date hereof but before the end of any renewal term.

     (k) The first sentence of Section 5.12 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

          Each Company (other than IAG and NMC) is Solvent.

     (l) Section 7.20 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

     7.20 Financial Covenants.

          Fail to maintain:

          (A) Tangible Net Worth. Tangible Net Worth of at least (i) negative $3,200,000 as of the last day of the fiscal quarter ending on the Sunday closest to December 31, 2000, (ii) negative $1,500,000 as of the last day of the fiscal quarter ending on the Sunday closest to March 31, 2001, (iii) $600,000 as of the last day of the fiscal quarter ending on the Sunday closest to June 30, 2001, and (iv) $1,200,000 as of the last day of the fiscal quarter ending on the Sunday closest to September 30, 2001. For each fiscal quarter ending after the Sunday closest to September 30, 2001, Companies shall maintain Tangible Net Worth at a level to be determined by Foothill, which level will be based on Companies' projections (but in no event will Tangible Net Worth as of the last day of any such fiscal quarter be less than $1,200,000);

          (B) EBITDA. EBITDA of at least (i) negative $500,000 for the fiscal quarter ending on the Sunday closest to December 31, 2000; (ii) $2,400,000 for the fiscal quarter ending on the Sunday closest to March 31, 2001;
     (iii) $2,900,000 for the fiscal quarter ending on the Sunday closest to June 30, 2001; and (iv) $1,300,000 for the fiscal quarter ending on the Sunday closest to September 30, 2001. For each fiscal quarter ending after the Sunday closest to September 30, 2001, Companies shall maintain EBITDA at a level to be determined by Foothill, which level will be based on Companies' projections (but in no event shall EBITDA for any fiscal quarter be less than the level of EBITDA required for the corresponding fiscal quarter in the immediate preceding fiscal year).

     Companies agree to deliver to Foothill projections for each fiscal year prior to the beginning of such fiscal year and such projections shall be in form and substance acceptable to Foothill.

     (m) The Loan Agreement is hereby amended by adding Exhibit L-1 in the form attached hereto.

     5. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

     6. Condition to Effectiveness. Subject to Section 7 below, the consent and amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment and upon the satisfaction of the following conditions precedent in form and substance satisfactory to Lender:

          (a)  Amendment.   Execution  by  the  Companies  and  Lender  of  this
               Amendment and delivery thereof to Lender;

          (b) Letter of Credit. The issuance of the Collateral Letter of Credit in favor of Lender;

          (c) Tecstar Loan. Evidence of receipt by SC of the proceeds of the Tecstar Loan together with delivery to Lender of fully executed copies of the Subordinated Note and Tecstar Pledge Agreement;

          (d) Subordination Agreement. The execution and delivery by Tecstar, LLC and SC of a subordination agreement in favor of Lender with respect to the Tecstar Loan; and

          (e) No Default. No Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

     7. Miscellaneous.

     (a) Warranties and Absence of Defaults. In order to induce Lender to enter into this Amendment, each Company hereby warrants to Lender, as of the date hereof, that:

          (i) The warranties of each Company contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

          (ii) All information, reports and other papers and data heretofore furnished to Lender by each Company in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Each Company has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of such Company or the ability of such Company to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of each Company contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

          (iii)No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

     (b) Expenses. Each Company agrees to jointly and severally pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation,
execution,   delivery  and  administration  of  this  Amendment  and  all  other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, each Company agrees to jointly and severally pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 7 (b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

     (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

     (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     (e) Reference to Loan Agreement. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

     (f) Successors. This Amendment shall be binding upon each Company, Lender and their respective successors and assigns, and shall inure to the benefit of each Company, Lender and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

                             STARCRAFT AUTOMOTIVE GROUP, INC.,
                             an Indiana corporation

                              By /s/ Richard J. Mullin
                                 -----------------------------------------------
                              Title  Senior Vice President
                                   ---------------------------------------------


                             NATIONAL MOBILITY CORPORATION,
                             an Indiana corporation

                              By /s/ Michael H. Schoeffler
                                 -----------------------------------------------
                              Title  Senior Vice President
                                   ---------------------------------------------


                             IMPERIAL AUTOMOTIVE GROUP, INC.,
                             an Indiana corporation

                              By /s/ Michael H. Schoeffler
                                 -----------------------------------------------
                              Title  Senior Vice President
                                   ---------------------------------------------


                             STARCRAFT CORPORATION,
                             an Indiana corporation

                               By /s/ Richard J. Mullin
                                 -----------------------------------------------
                               Title  Senior Vice President
                                    --------------------------------------------


                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation

                              By /s/ Michael P. McGinn
                                ------------------------------------------------
                              Title  Vice President
                                   ---------------------------------------------